Exhibit 10.1

Master Services Agreement
This AGREEMENT (this “Agreement”) is made and entered into as of the date of last signature below (“Effective Date”), by and between Amarex Clinical Research, LLC, a for-profit Maryland limited liability company with its principal place of business at 20201 Century Boulevard, Suite 450, Germantown, MD 20874 (“Amarex”), and Innovate Biopharmaceuticals, Inc. (“Innovate”), a Delaware corporation with its principal place of business at 8480 Honeycutt Road, Suite 120, Raleigh, NC, 27615.

WITNESSETH
WHEREAS, Innovate is engaged in research and development projects (each, a “Project”) involving pharmaceutical products; and
WHEREAS, Amarex, a contract research organization, is engaged in the business of providing clinical trial management services and consulting; and
WHEREAS, Amarex desires to assist Innovate in certain product development activities set forth herein and Innovate desires to retain Amarex upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises and undertakings herein contained, the parties hereto agree as follows:
SECTION 1: SERVICES

1.01
During the Term, Amarex agrees to provide services as described in project orders (as amended by any subsequent Amendments (defined below), each a “Project Work Order”) which will be requested of Amarex by Innovate, the form of which is set forth as Exhibit 1. Such services shall be performed in accordance with applicable laws and regulations and the terms and conditions of this Agreement. Amarex agrees to grant Innovate access to Amarex’s electronic data capture system.

1.02
After receipt of a Project Work Order request, Amarex shall provide Innovate with a Project Work Order describing the services to be performed and a fee for performing the services. The Project Work Order will be negotiated and mutually agreed to and approved in writing before any work is performed by Amarex and, once executed, will be incorporated by reference into this Agreement.

1.03
Innovate or Amarex may request changes in any Project Work Order (a “Change Proposal”) by providing written notification of such changes to the other party, whereupon Innovate and Amarex shall review such request and negotiate in good faith the changes to be implemented. If the parties reach agreement regarding the Change Proposal, Amarex shall submit to Innovate a Project Work Order Amendment (“Amendment”) which will detail all changes and associated cost estimates, and any other proposed revision to the services under the relevant Project Work Order. If the parties execute and deliver such Amendment, it will then be incorporated as part of this Agreement. In the event of a conflict between the terms

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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of this Agreement and any Project Work Order, the terms of this Agreement shall govern unless such Project Work Order expressly states and identifies which specific contrary terms shall supersede the terms and conditions of this Agreement. All terminology in this Agreement that has not been specifically defined shall be interpreted according to standard practices in the field of pharmaceutical clinical research.

SECTION 2: TERM

2.01
This Agreement shall be effective from the Effective Date and shall thereafter remain in full force and effect for a period of three (3) years, unless earlier terminated as provided herein (“Initial Term”). Thereafter, this Agreement may be renewed upon Innovate’s written request for up to two (2) additional one (1) year terms (“each a Renewal Term,” and together with the Initial Term, the “Term”).

SECTION 3: COMPENSATION AND PAYMENT

3.01
As compensation for Amarex’s services hereunder, Innovate shall pay Amarex the undisputed amounts of each invoice prepared by Amarex relevant to services performed under each Project Work Order or any portion thereof. All payments by Innovate for undisputed amounts shall be made within [***] days of the date of Innovate’s receipt of a written invoice from Amarex. Innovate shall notify Amarex of any disputed amounts within [***] days of Innovate’s receipt of the disputed invoice. The parties shall negotiate in good faith to resolve any disputed amounts in accordance with Section 13.04. Unless otherwise expressly provided herein, each party shall be responsible for its own expenses relating to its performance of this Agreement and shall not incur expenses for the other party’s account unless expressly authorized in writing to do so by the other party. Further, Innovate will reimburse Amarex for all pre-approved, reasonable out-of-pocket expenses (without markup) incurred by Amarex in connection with the services; provided, however, that any travel and lodging (if requested by Innovate) expenses must be consistent with Amarex’s company travel policy and any all out-of-pocket expenses that individually or cumulatively exceed [***] Dollars ($[***]) must be approved by Innovate in advance; such pre-approval may be accomplished via e-mail communication. For clarity, reasonable out-of-pocket expenses described or set forth in, and not in excess of, a Project Work Order budget are deemed pre-approved by Innovate. Upon Innovate’s request, Amarex shall provide reasonable documentation to substantiate any out-of-pocket expense. All such out-of-pocket expenses shall be included on the appropriate invoice described in this Section 3.01.

3.02	All invoices and/or other requests for payment shall be billable and payable in U.S. Dollars unless otherwise agreed upon in writing by both parties.

3.03
All invoices and/or other requests for payment shall be itemized with a reasonable degree of specificity to ensure accuracy in accounting for services and/or goods provided and billed for. All invoices and/or other requests for payment shall be sent to:

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Innovate Biopharmaceuticals, Inc.
c/o Accounts Payable
8480 Honeycutt Rd, Suite 120
Raleigh, NC 27615
Email invoice to: ap@innovatebiopharma.com AND innovatebio@bill.com
Innovate shall not be responsible for any invoices and/or other requests for payment sent to any address or department other than that provided immediately above.

3.04	Payments to Amarex will be made out to Amarex Clinical Research, LLC (Tax ID: [***]).

3.05	A [***]% annual interest rate will be charged to any and all undisputed amounts that remain unpaid past their applicable due dates.

3.06
During the Term and for a period of [***] months after its expiration or termination, upon fourteen (14) days’ prior written notice, at its expense once annually and at reasonable times during normal business hours, Innovate shall have the right to audit and examine all records which are necessary to verify performance by Amarex of the services in accordance with any Project Work Order. Innovate will not be entitled to audit (i) data or information of other customers or clients of Amarex; (ii) any cost information unless such is the basis of an out-of-pocket expense; (iii) Amarex’s quality assurance reviews and contract management reports; or (iv) any other confidential Information of Amarex that is not directly relevant for the authorized purposes of the audit. Any notice shall contain detailed information regarding the records and time periods being audited. The auditors and other representatives of Innovate will execute and deliver such confidentiality and non-disclosure agreements and comply with such reasonable security and confidentiality requirements as Amarex may require in connection with such audits. If errors or deficiencies are identified as a result of an audit, Amarex shall take prompt action to correct any such error or deficiency mutually agreed upon by the parties in accordance with the dispute mechanism set forth herein, including refunding any overpayments by Innovate to Amarex within thirty (30) days of being notified of such overpayment.

SECTION 4: CONFIDENTIALITY

4.01
With respect to any and all information indicated in writing or reasonably understood from the context as being of a confidential nature, including but not limited to, protocols, data forms, and study results acquired by Amarex from Innovate as a result of this Agreement or from performance of the services to be rendered hereunder, Amarex agrees that it will not use said information other than for the purposes of this Agreement, and it will not disclose any of said information to any third party; provided, however, that Amarex may disclose such information (i) on a need-to-know basis to its agents, employees and consultants who are under a written obligation to maintain the confidentiality of said information, (ii) in

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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response to a written request or order from a regulatory agency with competent jurisdiction in which case Amarex shall provide Innovate with a copy of such request in advance of such disclosure, or (iii) which Amarex is required by law to release, so long as Innovate has had an opportunity to challenge such release, to the extent reasonably practicable. Except for personally identifiable information, the foregoing obligation shall not apply to information:

1)	which can be shown by written documentation to have been known to Amarex prior to its receipt from Innovate;

2)	which is or lawfully becomes generally available to the public through no fault of Amarex;

3)	which is lawfully acquired from third parties who have a right to disclose such information; or

4)	which by mutual agreement is released from a confidential status.

4.02
Innovate will treat Amarex confidential information, including but not limited to, business information, pricing, proprietary software and programs, in accordance with the same terms as Amarex’s treatment of Innovate information, as detailed in Section 4.01 above.

4.03
The terms of this Section 4, Section 6, Section 9, and the parties’ obligations hereunder, shall survive for three (3) years after termination or expiration of this Agreement and the completion of all Project Work Orders duly made a part hereof. Further, the provisions of this Agreement that would by their nature survive the expiration or termination of this Agreement, shall survive any expiration or termination of this Agreement for three (3) years.

SECTION 5: TERMINATION/RENEGOTIATION

5.01
This Agreement or any Project Work Order may be terminated by Innovate at any time by giving a 30-day prior written notice to Amarex. During the 30-day period between the notice of termination and the effectiveness of such termination, Amarex shall use all reasonable efforts to terminate its work under any Project Work Order being terminated as early as practicable and to reduce or eliminate further costs, and to cancel, if permitted under the terms of applicable agreements, any third party obligations. Within thirty (30) days after the completion of wind-up of the applicable Project Work Order (which wind-up includes receipt by Innovate of any statistical analyses and other deliverables prepared by Amarex, if any, prior to the date of termination), Amarex shall provide Innovate with a written itemized statement of all services already performed by Amarex under the Project Work Order being terminated. In the event of termination of a Project Work Order pursuant to this Section 5.01, Amarex shall be entitled to a payment based on the pro rate amount of services provided by it under such Project Work Order through the later date of termination or winding up period plus pass-through related costs incurred through such date. If the amount already paid by Innovate to Amarex exceeds such pro rate amount, Amarex shall refund such excess to Innovate and if such pro rate amount is greater than the amounts already paid by Innovate

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to Amarex, then Innovate shall pay the balance due to Amarex upon Amarex’s invoice therefor.

5.02
This Agreement may also be terminated by either party (a) upon material default in performance of the other party, provided that any defaulting party shall be given not less than thirty (30) days’ prior written notice of default and the opportunity to cure the default during such period or (b) immediately upon the other party becoming insolvent or bankrupt or making an assignment for the benefit of its creditors, upon appointment of a trustee or receiver for the other party of all or substantially all of its property, or upon the filing of a involuntary petition (unless the case is dismissed by midnight at the end of the sixtieth (60th) day after commencement) or voluntary petition by or against the other party under any bankruptcy or insolvency law, the reorganization or rearrangement provisions of the United States Bankruptcy Code, or any similar law. If this Agreement is terminated pursuant to this Section 5.02, Amarex shall retain such sums as may have been paid to it by Innovate under the terms of this Agreement to compensate Amarex for services already performed. If the amount previously paid by Innovate exceeds the sum earned by Amarex for services already performed in accordance with the Project Work Order, the excess shall be refunded to Innovate. Innovate shall pay Amarex any additional undisputed amounts owed but not yet paid for services already performed.

5.03
If payments for undisputed amounts in any invoice are not received within [***] days of receipt of the applicable invoice, and after fifteen (15) days’ written notice to Innovate, Amarex shall have the right to cease all work and to terminate this Agreement and the applicable Project Work Order if the past due balance is in excess of $[***]. Should any part of the invoice be in dispute, Innovate shall pay the remainder of the undisputed amount according to the terms and conditions described herein while said dispute is being resolved, and the parties will work in good faith to resolve the disputed portion of the invoice within a forty-five (45) day period beginning from the time that Amarex received notification of the disputed portion of the invoice. In addition, Innovate shall provide Amarex with written notice setting forth (in detail) the basis of the dispute and the parties agree to use best efforts to resolve such dispute in an expeditious manner.

5.04	Any payments due under this Section 5 shall be made within [***] days after termination.

SECTION 6: INDEMNIFICATION

6.01
Innovate agrees to indemnify, defend and hold harmless Amarex and its officers, directors, employees, agents, advisors, representatives, successors and permitted assigns from and against any loss, damage, cost and expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with any third-party claims, proceedings or investigations to the extent arising out of or in connection with actual or alleged gross negligence or willful misconduct of Innovate or its employees.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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6.02
Amarex agrees to indemnify, defend and hold harmless Innovate and its respective officers, directors, employees, agents, advisors, representatives, successors and permitted assigns from and against any loss, damage, cost and expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with any third-party claims, proceedings or investigations to the extent arising out of or in connection with actual or alleged gross negligence, willful misconduct of Amarex or its employees or permitted contractors.

6.03
Each party shall indemnify, defend, protect and hold harmless the other party and its respective officers, directors, employees, agents, advisors, representatives, successors and permitted assigns from and against any loss, damage, cost and expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with any third-party claims, proceedings or investigations to the extent arising out of or in connection with: (i) any breach by such first party or its agents, employees or contractors of any covenant, representation, warranty or other obligation contained in this Agreement; or (ii) any injury to any person, including death, illness or bodily injury, or damage to real or tangible personal property, based on the negligence, gross negligence, willful misconduct of such first party or its employees or permitted contractors.

6.04
Any party seeking indemnification pursuant to this Section 6 (the “Indemnitee”) shall give notice within a reasonable amount of time to the party from whom indemnification is sought (the “Indemnitor”) of any claim, proceeding or investigation. The Indemnitee shall cooperate in the defense of such claim, proceeding or investigation, subject to reimbursement by the Indemnitor for all reasonable out-of-pocket expenses. The Indemnitor shall, at its option, assume control of the defense of any such claim, proceeding or investigation. The indemnities set forth in Sections 6.01 and 6.02 shall include amounts paid in settlement, provided, however, that no such settlement shall be entered into without the Indemnitor’s consent, which consent shall not be unreasonably withheld. In no event shall the Indemnitor compromise or settle any claim, proceeding or investigation in a manner that admits fault or negligence on the part of the Indemnitee, or does not fully release the Indemnitee from all claims and all future claims arising out of the subject, or that would otherwise adversely affect any rights of the Indemnitee, without the prior written consent of the Indemnitee. The Indemnitee shall have the right to retain separate legal counsel at its own expense to participate in the defense of any such claim, proceeding or investigation.

SECTION 7: PUBLICITY

7.01
Neither party shall disclose the existence of this Agreement, except as required by law, or as required to fulfill regulatory obligations as the sponsor of an IND, NDA, BLA, 510K, IDE, or PMA, nor use or publish the other party’s name in promotion, advertising or for any other purpose, without prior written approval of the other party. This Agreement does not entitle either party to the use of the trademarks, copyrights or other intellectual property of the other party.

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SECTION 8: RELATIONSHIP OF PARTIES

8.01
Amarex shall perform services under this Agreement only as an independent contractor and nothing contained herein shall be construed to be inconsistent with that relationship or status. Amarex and its consultants and subcontractors shall not be considered employees or agents of Innovate. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership or business organization of any kind.

8.02
Neither party shall, during the term of this Agreement, and for a period of twelve (12) months following expiration or termination thereof, without the prior written consent of the other party, for itself or on behalf of or through any third party, directly or indirectly, solicit to employ or engage as an independent contractor, any employee or consultant of the other party who was in any way involved in rendering or receiving services under this Agreement or any Project Work Order.  Notwithstanding the above, the following shall not be prohibited: (a) any solicitation if, at the time of such solicitation, the individual is no longer employed by the other party as an employee or independent contractor for reasons not associated with pursuing a future business or employment relationship with the soliciting party; (b) solicitations initiated through general print advertisements and other general circulation materials, including web-based postings, not directly targeted at such individuals; and (c) solicitations of such individuals who have first contacted either party on their own initiative, directly or through third party recruiters, regarding employment or engagement as an independent contractor.

SECTION 9: OWNERSHIP

9.01
All information, materials, documents and raw data supplied to Amarex or developed by Amarex as a result of performing the services hereunder are owned by Innovate. All such information shall be disclosed to Innovate. Innovate shall have the right to make any use of such information. Following completion of the services outlined in a Project Work Order, Amarex will ensure return to Innovate of client data or other materials furnished to Amarex, at Innovate’s cost. All Intellectual Property Rights subsisting in or relating to any calculations, data, methods, specifications, papers, documents, and any other items, material or information generated in any form or media in the performance of the services by Amarex under this Agreement are vested in and are the sole and exclusive property of Innovate, except that Amarex shall have the rights to any innovative methodology developed which has generic applications and is not specific to any particular Innovate Project. Accordingly, without additional consideration, Amarex hereby assigns to Innovate its entire right, title and interest in and to such Intellectual Property Rights and other work product that Innovate is to own under this Section 9.01, waives all moral rights thereto, and shall cause its employees, agents, contractors, subsidiaries and their respective employees, agents and contractors to do the same. “Intellectual Property Rights” means, without limitation, and

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whether or not patentable, all ideas, discoveries, inventions, improvements, patents, patent applications and issued patents, designs, design applications and design registrations, trademarks, trade mark applications, trade mark registrations, trade names (whether registered or unregistered), copyright, copyright applications and registrations, processes, data, studies, physician and pharmacist’s lists, trade secrets and proprietary information related to the services (or their research, development, manufacture, use or commercialization), including any enforcement rights.

SECTION 10: COMMUNICATIONS & PAYMENTS

10.01
Communications regarding routine operational matters may be carried out using e-mail. All other administrative communications provided for in this Agreement shall be sent via first class mail (subject to Section 10.02 below), postage prepaid, addressed to the respective parties as follows:

To Amarex:                        To Innovate:

Kazem Kazempour                    June Almenoff MD, PhD

President and CEO	Chief Operating Officer and Chief Medical Officer
Amarex Clinical Research, LLC            Innovate Biopharmaceuticals, Inc.
20201 Century Boulevard, Suite 450            8480 Honeycutt Road, Suite 120
Germantown, MD 20874                Raleigh, NC 27615
jalmenoff@innovatebiopharma.com

10.02
Other than routine correspondence described in Section 10.01, any communication required under this Agreement shall be sent by certified mail and addressed to the respective parties at the addresses set forth in Section 10.01 above. All legal notices shall be in writing and sent by certified mail, return receipt requested, to such addresses, to the attention of the relevant contact person specified above. Such notices shall be effective upon mailing.

SECTION 11: ASSIGNMENT

11.01
Neither party shall have the right to assign (including by operation of law) this Agreement or any of the rights or obligations hereunder without the prior written consent of the other party, except that either party may assign without such consent this Agreement or any of its rights or obligations hereunder to any of affiliated companies or subsidiaries or to a successor to substantially all of the business of such party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction. Any assignment or attempted assignment by either party in violation of the terms of this Section 11.01 shall be null and void and of no legal effect.

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SECTION 12: STANDARDS; REPRESENTATIONS

12.01
Amarex provides services to its customers on a contractual fee-for-service basis. Amarex represents and provides its sole warranty that it will perform the services in a timely, workmanlike manner by qualified (and, where appropriate, licensed) personnel with due care and diligence in accordance with generally prevailing industry standards, Innovate instructions (provided that Amarex will not have any liability for following Innovate instructions that run counter to industry standards, applicable regulations, or Amarex SOPs), and applicable government regulations, laws and rules, as well as the objectives of this Agreement. Amarex represents that all staff assigned to provide the contracted services will undergo standard and ongoing training such that Amarex’s staff will have the facilities, equipment and requisite training, expertise, qualification, experience and skill to render the services in the manner required by this paragraph above.

Each party represents that (i) the execution, delivery and performance of this Agreement has been duly authorized and does not and will not conflict with any existing obligation or contract of such party, (ii) during the Term hereof, such party will not enter into any contract or assume any obligation that conflicts with this Agreement, and (iii) performance of its obligations hereunder will not infringe or violate the Intellectual Property Rights of any third party.
Amarex represents that its services are setup and tested in compliance to 21 Code of Federal Regulations (CFR), Part 11 and FDA’s 1999 and 2004 Guidance for Computerized Systems Used in Clinical Trials (CSUCT).
Amarex represents that: (i) its computer server room is climate controlled with anti-static flooring and secured by access key fobs (with a keypad and combination door lock as backup); (ii) access to the room is limited to Amarex’s IT staff; (iii) its equipment includes high-density filing systems located in a fire-protected document storage room that is secured by a keypad combination door, and all original study-related documents and hard copy Case Report Forms will be stored in this storage room; (iv) it shall employ a secure, wide-area network with redundant Internet access that is client/server based and is driven by the Microsoft Windows Server System running on Dell PowerEdge and HP Proliant series servers, which include high availability and redundancy (RAID 1 and 5 hard disk subsystems, gigabit network adaptor teaming, and primary and secondary power supplies); (v) all servers and network equipment are connected to UPS (Uninterruptible Power Supplies) in the event of brown or black outs; (vi) it shall perform daily backups on all of servers and databases to a hardware data recovery appliance; (vii) these backups are stored in a secure offsite facility; (viii) monthly full backups are performed and sent offsite to a secure storage facility where they are held for a minimum of 10 years; (ix) backups are periodically tested to ensure that they are working correctly; (x) data integrity is maintained using frequently updated virus checks; (xi) it has and shall maintain a detailed disaster recovery plan which

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includes a cold place to reestablish the company data/operational information within 24 hours, and as part of this plan, data is backed up, and stored in an offsite secure storage facility; (xii) in the event of a disaster, Amarex shall either retrieve the backups from the offsite storage facility or receive a replacement data recovery appliance to load the applications and data on new computers. Amarex further represents that it shall provide the services in accordance with its SOPs.
In the event Amarex reasonably anticipates that it cannot meet its obligations under this Agreement, it shall inform Innovate in writing, and the parties shall negotiate in good faith to reach a mutually agreeable solution to address such deficiencies. The remedies for verifiable breach of any warranty set forth in this Agreement shall be for Amarex to promptly re-perform the services at no charge to Innovate or to return the fees paid in connection with such services. Amarex shall have a reasonable opportunity to cure any breach of the warranty through re-performance, unless Amarex waives this right in writing. Except as expressly set forth herein, under no circumstances shall either party be liable to the other party or any third party claiming by or through such party as a result of a party’s failure to perform its obligations hereunder for any consequential, indirect, special, or other damages, and the warranty set forth above is in lieu of any and all other warranties relating to the services to be performed, express or implied, including, without limitation, any implied warranties of merchantability or fitness for a particular purpose, or for non-infringement of intellectual property rights. Except for: (1) the indemnification obligations set forth herein; (2) claims related to a party’s breach of its confidentiality obligations; and (3) gross negligence or willful misconduct, in no event shall either party be responsible or liable for an aggregate damage total in excess of [***].
Innovate shall provide Amarex with all materials set forth in a Project Work Order and, upon Amarex’s reasonable request, will reasonably cooperate and assist Amarex in connection with Amarex’s performing the services pursuant to the Project Work Order.
Innovate shall be responsible for reporting of serious adverse events (“SAEs”) to any regulatory authorities as appropriate.

12.02
Amarex represents that: (i) it will handle all information containing personal data in accordance with all applicable laws governing patient privacy; (ii) all individuals and subcontractors performing services hereunder are and shall be subject to binding written obligations to assign all of their right, title and interest in and to any Inventions and related intellectual property rights (including enforcement rights) to Amarex or Innovate and to abide by the obligations of confidentiality set forth (and in the absence of such binding written obligations by and between Amarex and one (1) or more individuals and/or subcontractors that Amarex intends will perform services hereunder, Amarex shall notify Innovate and take all commercially reasonable actions requested by Innovate to achieve the foregoing); and (iii) it is not a debarred or disqualified person or entity under the authority of the Generic Drug Enforcement Act of 1992, as amended, or any other law or regulation

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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relating to the conduct of human research, and has not used and will take reasonable measures to avoid the use of services of any such debarred or disqualified person or entity in any capacity or connection with any of the services performed pursuant to this Agreement. This certification applies in respect of Amarex’s colleagues, associates, agents and employees as well as third parties with which Amarex may subcontract. Amarex shall notify Innovate promptly in the event it or any such person or entity becomes subject to debarment or disqualification proceedings.

12.03
Innovate shall be entitled, with a minimum prior notice of [***] business days and during the term of the related Project Work Order, to inspect the conduct of services and to validate compliance with the requirements of this Agreement and applicable laws by Amarex relating to a Project Work Order under this Agreement. Innovate will not be responsible for payment to Amarex for time spent on audits that are no more frequent than once per year, and last no more than [***] per audit. Innovate may perform additional audits where an audit by a regulatory authority has revealed a deficiency that affects a project with Innovate. Furthermore, Amarex agrees to respond to all audit findings from Innovate within forty-five (45) days of receipt of the audit report and respond to any subsequent follow-up discussions as deemed necessary by Innovate including possible discussions with regulatory authorities. In the case of a disagreement, Amarex and Innovate will attempt to resolve the dispute in good faith within fifteen (15) days. In the event that the parties cannot come to an agreement then without limiting any other remedies Innovate may have under this Agreement or otherwise, Innovate may terminate this Agreement or any Project Work Order for convenience in accordance with Section 5. Except with respect to audit findings that are the subject of a bona fide dispute, Amarex will at its expense promptly come into compliance with the requirements of this Agreement as a result of any audit findings that apply to the integrity and proper conduct of the services under a Project Work Order.

SECTION 13: MISCELLANEOUS

13.01
This Agreement constitutes the entire agreement between the parties on the subject matter to be described and defined in future Project Work Orders and supersedes all prior contracts, agreements and understandings relating to the same subject between the parties. The parties intend this Agreement to be a complete statement of the terms of their agreement and no change or modification of any of the provisions of this Agreement shall be effective unless it is in writing and signed by a duly authorized officer of Amarex and Innovate. The parties agree that no “click-through,” “shrink-wrap,” “browse-wrap” or similar terms that have not been specifically negotiated by the parties, whether before, on, or after the date of this Agreement, will be effective to add to or modify the terms of this Agreement, regardless of any party's and/or its representative’s “acceptance” of those terms by electronic means.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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13.02
This Agreement may be signed in any number of counterparts, which, when taken together, will constitute one and the same Agreement. Delivery of an executed counterpart by facsimile or by email transmission in portable document format, or similar format, is as effective as executing and delivering this Agreement in the presence of the other party to this Agreement.

13.03	This Agreement shall be governed by the laws of the State of Delaware, U.S.A.

13.04
In the event of a dispute between the parties regarding this Agreement, the parties shall first attempt to resolve their dispute within fifteen (15) days’ after such dispute is raised through amicable discussion between designated executives of each party with requisite authority to resolve such dispute(s). If at the end of such fifteen (15) day period the dispute remains unresolved, the parties may seek relief for such dispute using any appropriate judicial mechanism which may be available, subject to Section 13.03 (governing law). The provisions of this Section 13.04 will not restrict in any way the parties’ rights to seek preliminary injunctive or other equitable relief from any court having jurisdiction.

13.05
No party shall be deemed in breach of its obligations, for failure or delay in fulfilling or performing any term of this Agreement or any Project Work Order if such failure or delay results from an act or event that is beyond the reasonable control of and not the fault of the nonperforming party, and if the nonperforming party has been unable to avoid or overcome the act or event by the exercise of customary due diligence.

13.06	The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement.

13.07
Termination of this Agreement shall be without prejudice to any rights that shall have accrued to the benefit of either party prior to such termination, and shall not relieve either party of any obligations that have accrued to the other party prior to such termination or that survive such termination. In addition, upon expiration or termination of this Agreement, each party promptly will return or destroy all Confidential Information of the other party hereunder (except that each party may retain one (1) copy of the Confidential Information of the other party received hereunder, solely for record purposes).

13.08
Amarex will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverages with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Amarex as may customarily be carried or maintained under similar circumstances by companies of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for companies similarly situated in the industry.

[signature page follows]

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[Signature Page to Master Services Agreement]
The parties have executed this Agreement on the date of the last signature below.
ACKNOWLEDGED, ACCEPTED, AND AGREED TO:

For and on behalf of Innovate Biopharmaceuticals, Inc.:		For and on behalf of Amarex Clinical Research, LLC:
Print Name:	Jay Madan	Print Name:	Kazem Kazempour
Signature:	/s/ Jay Madan	Signature:	/s/ Kazem Kazempour
Title:	President	Title:	President and CEO (Member)
Date:	Aug. 17, 2018	Date:	20 Aug 18

Amarex Master Service Agreement for Innovate    17 August 2018
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Exhibit 1
Project Work Order

Amarex Master Service Agreement for Innovate    17 August 2018
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Response to Innovate Biopharmaceuticals’
Request for Proposal for Data Management and Statistical Support

August 3, 2018

Important Information
This document is provided to Innovate Biopharmaceuticals, Inc. (Innovate) solely for the purpose of its evaluation. The information contained herein is not intended to be used by Innovate for any other purpose and Innovate agrees not to voluntarily disclose any of the information contained herein to any third party without the prior written consent of Amarex Clinical Research, LLC (Amarex).
This document and the proposal contained herein are subject to negotiation and execution of a mutually-acceptable definitive agreement between Amarex and Innovate as well as the requisite corporate approval of both parties. Accordingly, this document shall not create any legal rights or obligations on the part of either party except for the confidentiality obligation noted above.
Proposal Expiration Date: August 24, 2018

Prepared for:
Innovate Biopharmaceuticals, Inc.
8480 Honeycutt Road, Suite 120
Raleigh, NC, 27615

Prepared by:
Amarex Clinical Research, LLC
20201 Century Boulevard, Suite 450
Germantown, MD 20874
Phone: (301) 528-7000
Fax: (301) 528-2300

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Our Understanding of Innovate’s Needs
Based on the Request for Proposal and our discussions with Innovate, Amarex understands that the general requirements for this trial are as follows:

•	An experienced CRO

•	Data management

•	Biostatistics

•	Safety tracking, monitoring, and reporting

•	Previous multi-CRO integration

•	Strong sponsor-oriented focus from CRO
Our Solution to Innovate’s Needs

An Experienced CRO

Amarex’s experience in global clinical research studies enables rapid study start up, expedited regulatory approval, and efficient trial conduct.
Amarex has over 19 years of experience which includes managing all aspects of clinical development, all trial phases, and a wide range of therapeutic areas. We have extensive experience in the conduct of gastrointestinal (GI) trials – this experience results in rapid study start up, expedited regulatory approval, accurate protocol execution, and efficient trial conduct.

Data Management

Amarex can perform this study with either electronic CRFs (EDC) or paper CRFs.
Using either paper or EDC, we employ true parallel processing that provides views of accumulating data throughout the trial helping you to make better decisions.

Amarex has significant experience offering data management services with either paper-based or EDC solutions. Amarex’s preference is to use EDC options for data management. This allows for much better insight into data collection and faster data lock at the end of the study. We can use either a client preferred system or our own in-house system. We are able to integrate our clinical trial management system (CTMS) system with either approach. Additionally, our Parallel Processing approach enables us to accelerate study start up and shorten the period of post-data lock at study closeout. Data integrity is maintained through the use of in-house, access-control servers, regular data back-ups with off-site storage, and extensive electronic checks. At study completion, Innovate will receive a complete set of electronic images of those same CRFs.

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Biostatistics

We offer excellence in SAP writing through final analysis reporting.
Amarex provides full, in-house biostatistical support with a staff of biostatisticians who have extensive experience with ICH E9 (Statistical Principles for Clinical Trials) guidelines as well as analysis and reporting of clinical trial data. Amarex’s biostatisticians will, design all required tables, listings, and graphs, and provide final output of all clinical trial data and final analyses. They also provide insight into the need for expanded analyses in order to clarify a trial’s outcome with respect to all endpoints evaluated. All analyses are performed with SAS.

Safety Tracking, Monitoring, and Reporting

Amarex can provide full safety reporting services for the Innovate project.
Amarex can provide safety reporting services for the Innovate project. The Safety Associates would set up and periodically reconcile the safety tracking system; receive, process, evaluate and prepare the narrative for all SAEs; prepare CIOMS reports; and then distribute the reports to the study sites, and regulatory personnel.

Previous Multi-CRO Integration

We have extensive experience working alongside other CROs and understand the challenges of multi-CRO integration.
Amarex has previously worked on clinical trials requiring the integration of work from several CROs by providing project management, data management, site management, monitoring, and safety services. We have extensive experience working alongside other CROs and understand the challenges that sometimes arise with multi-CRO integration.

Strong Sponsor-Oriented CRO

Customer satisfaction is very important to us, and we work hard to make sure our staff is prepared to meet your needs through constant communication and tracking.
Amarex is a Sponsor-oriented CRO, and as such our project teams are responsive to your requests. In addition to regular status reporting, Amarex has developed many innovative ways to communicate with Sponsors, including providing access to the most up-to-date study information through WebViewSM. Innovate’s satisfaction is critical to the Amarex team, and our service delivery is based on this concept.

Finally, Innovate will have direct access to Amarex’s CEO for impromptu assistance, as needed.
Summary

Amarex has the experience to help Innovate meet its goals.
Amarex offers Innovate performance, reliability, demonstrated therapeutic experience, and responsive customer service that lead to high-quality results. Amarex has the resources and the right approach to deliver the results that will make this project a success.

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Key Study Assumptions

The protocol will be conducted at approximately [***] investigational sites across the globe that will be selected and managed by another CRO. Amarex’s work on this study would be limited to data management (using Amarex’s EDC platform), statistics, and safety services. All Amarex work will be in English. If local regulations require hard copy translations for selected countries, that will be managed by the clinical CRO. It is assumed that Amarex will receive data from up to [***] outside sources: [***]. [***] will interface with sites for all medical and safety discussions. Amarex will work through [***] for any safety-related data requests. [***] will take the lead in preparing the Pharmacy Manual, and Amarex will support the preparation with information on the WebView system, kit numbers, etc.
Study Parameters

Following is a list of study parameters Amarex has used in order to prepare this proposal response:
Table 1. Study Parameters Used to Prepare This Proposal

STUDY PARAMETERS
Number of sites	[***]
Number of countries participating in study	[***]
Number of subjects screened	[***]
Number of subjects randomized/enrolled	[***]
Number of subjects completed	[***]
MEDICAL MONITORING
Estimated number of SAEs	[***]
Estimated number of reportable events	[***]
DATA MANAGEMENT
Estimated Number of Adverse Events and Concomitant Medications to code	[***]
Number of unique pages in eCRF book	[***]
Number of central labs and outside data vendors	[***]
Number interim database locks	[***]
BIOSTATISTICS
Number of stat. tables for interim analysis (uniques/replicate)	[***]

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Number of stat. listings for interim analysis (uniques/replicate)	[***]
Number of stat. tables for final analysis (uniques/replicates)	[***]

Number of listings for final analysis (uniques/replicates)	[***]
Number of graphs for final analysis (uniques/replicates)	[***]
CLINICAL STUDY REPORT WRITING
Write interim clinical trial report	[***]
Write final clinical trial report	[***]
PROJECT MANAGEMENT
Number of months for project setup	[***]
Number of months for enrollment	[***]
Number of months for follow-up (treatment period)	[***]
Number of months of active study phase for monitoring	[***]
Number of months for close out	[***]
Number of months of project management (including set up and close out)	[***]
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[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Study Roles and Responsibilities
Clearly-defined roles and responsibilities are essential to project success, and Amarex will work closely with Innovate to make sure all project tasks are covered. It is our current understanding that the tasks associated with this trial are assigned as shown in Table 2, below.
Table 2. Study Tasks and Responsibilities

Service	Not Required	Amarex	Innovate or Other
PROTOCOL AND INFORMED CONSENT DEVELOPMENT X
PROJECT MANAGEMENT
Meetings, Training, and Study Start Up
Prepare for and participate in Kick-off Meeting (Telecon) & Study Start-Up		X	X
Plan or Assist with Planning of Investigator's Meeting	X
Prepare for and Attend Investigator's Meeting	X
Attend Project Meetings at Sponsor Office (if requested)		X	X
Communication and Tracking
Coordinate Amarex's Internal Project Team		X
Communicate with Sponsor (includes standard teleconferences with activities reports, emails, faxes)		X	X
Collaborate with vendors associated with study: • central laboratory ([***]); • clinical monitoring ([***]); • ePRO ([***]); • drug depot ([***].		X	X
Tracking Systems Setup		X
REGULATORY SERVICES			X
PRODUCT MANAGEMENT
Set up of WebView product supply tracking and email alert system. Track drug shipments to sites, drug supply depots, auto-email requests for resupply based on randomization. Require acknowledgement email from drug depot.
X
Maintenance for WebView Resupply and Tracking		X
Develop Pharmacy Manual (includes up to 1 round of edits)		X	X
DATA MANAGEMENT SERVICES
Data Management
Develop Data Management Plan		X
Standard Data Cleaning (Run edit checks; generate, process, and track data queries)		X
Data Operations
Develop Edit Specifications		X

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Program Edit Checks	X
Set Up SAS Data Transfer from [***]	X
Receive, Load, and Reconcile Clean SAS Data from [***]	X
Set Up Transfer of Final SAS Data to Sponsor (in Amarex's format)	X
Set Up of Coding System to Code AEs and Medications	X
Code Adverse Events and Medications (Using MedDRA and WHO Drug ATC Level)	X
Perform Data Transfer to Sponsor (Including export of final SAS Analysis Datasets)	X
EDC
Development of CRF Screen Shots	X	X
EDC Programming	X
EDC Maintenance	X
Conduct Electronic Data Capture Site Training by WebEx	X
Prepare EDC Manual and Completion Instructions (includes up to 1 round of edits)	X
Conduct QC of EDC Database	X
Provide Electronic Data Capture Help Desk	X
CLINICAL SITE SERVICES		X
SAFETY
SAE Start Up	X
Prepare and Implement Safety Management Plan (includes draft Safety Exchange Agreement and information on safety table/listing output frequency)	X
Set Up EDC SAE Reporting Module	X
Receive, Process, Evaluate, Prepare Narrative, and Report SAEs (CIOMS)	X
Prepare and Distribute SUSAR Letters to Sites	X
Follow up with Sites to Collect Additional SAE Information		X
Submit Expedited Safety Reports to Regulatory Authorities		X
Prepare Standard Aggregate Safety Tables and Listings for Quarterly Review by Sponsor, and for Inclusion in the Annual Report/DSUR	X
Prepare and Submit Full Annual Report/DSUR to Regulatory Authorities		X
Append Historical SAEs to Safety System	X
Prepare Subject Narratives for CSR	X
DATA SAFETY MONITORING BOARD (DSMB) for Interim Analysis – for sample size re-assessment
Establish and Manage 3-Member DSMB	X
Develop DSMB Charter (includes up to 1 round of edits)	X

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Organize, Conduct and Participate in DSMB Meetings	X
ENROLLMENT, RANDOMIZATION AND STRATIFICATION
Develop WebView Enrollment/Randomization/Stratification Module [***]	X
Generate WebView Randomization/Stratification Code and Plan	X
Conduct WebView Enrollment/Randomization/Stratification Maintenance (including ongoing cross-checking randomization/ stratification on a monthly basis)	X
BIOSTATISTICS
Prepare Statistical Analysis Plan (1 draft and 1 final, mock templates for TLGs, and data set conventions)	NA
Program Tables, Listings and Graphs for Interim Analysis	X	X
Program Tables, Listings and Graphs for Final Analysis	X	X
Conduct QC Audit of Stats	X
Production and Review of Tables, Listings, and Graphs for Interim Analysis	X
Production and Review of Tables, Listings, and Graphs for Final Analysis	X
Prepare Statistical Report (includes up to 1 round of edits)	X
Convert Data to CDISC	X

❖

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Project Management

Effective project management is the cornerstone of any trial; and Amarex’s well established processes and SOPs will make sure your study is completed on time, within budget, and with the quality data you expect.

Besides defensible study design, reliable data, and correct analyses methods, user friendly SOPs are an additional component necessary for successful clinical product development. We have developed a set of FDA/ICH-based clinical, data management, biostatistics, safety compliance and coding, regulatory, and medical writing SOPs that help to protect the quality and integrity of all clinical trial data that is managed, monitored, analyzed, and reported by Amarex. These SOPs provide for a systematic, standard, and documented monitoring, management, analyses, and presentation of the clinical trial data.

Prospective Issues Resolution

The ability to initiate solutions to study-related issues before they become problems maintains timelines, increases efficiency, and helps to eliminate clinical trial problems.
Our thorough preparatory work, including written plans for the major components of a project, combined with Parallel Processing, enables a process we call “Prospective Issues Resolution” – the anticipation and identification of potential trial conduct and analysis issues, along with the presentation of several potential resolutions to the Sponsor. The ability to initiate solutions to study-related challenges before they become problems maintains timelines, increases efficiency, and helps to eliminate problems routinely faced during the conduct of a clinical trial.

Project Management Tools for Success

The following tools will be used to ensure effective study conduct:
Project Plan

A Project Plan will be jointly developed to ensure project success.
Shortly after the project has been awarded, Innovate and Amarex’s project team will meet to discuss and finalize a detailed Project Plan. This plan may include, but will not be limited to, the following:

•	Description of individual roles and responsibilities

•	Timeline schedule and monitoring of key milestones

•	Organizational design plan with strategies and resources required to achieve milestones

•	General policy guide for decision making and individual actions

•	Communication plan for the Amarex’s project team, Innovate, and Investigators

•	A project reporting plan

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Communication

Effective and efficient communication between Amarex and Innovate will ensure smooth study conduct.
Amarex believes that effective project communication with Innovate is the single most important factor in ensuring that a cohesive partnership exists. We make every effort to ensure that the lines of communication are open and encourage candid feedback from all participants.
To facilitate optimal communication throughout the study, the following activities will take place:

Coordination of Amarex’s Internal Project Team

The Amarex project team will meet regularly to review project status.
Coordination of Amarex’s internal project team comprises all activities required to facilitate smooth and efficient conduct of the study. The Amarex project team will meet regularly to review all aspects of the project including timeline adherence and status of project deliverables.

Teleconferences with Innovate

The Project Manager will lead teleconferences to review project status, discuss milestones, and identify and resolve study issues.
Amarex’s Project Manager will schedule, coordinate, and conduct teleconferences with Innovate and other study vendors on a regular basis throughout the study. The purpose of the teleconferences will be to review the status of the project, discuss key upcoming milestones, identify project issues, and develop an action plan for issue resolution. We want to be sure that you are fully aware of your study’s status in a timely manner.

While a core team of individuals will participate on each call, other subject-matter experts may also be included in order to facilitate expedient issue identification and resolution.
The Project Manager will prepare and distribute an agenda for each teleconference to facilitate efficient use of call time. While a core team of individuals will participate on each call, other subject-matter experts may also be included in order to facilitate expedient issue identification and resolution. After each teleconference, action items and resolutions will be issued. The action items discussed during the teleconferences will always be a part of the agenda for the following teleconference.

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Product Management

WebViewSM product resupply provides effective, timely, and efficient distribution over the course of your study – ensuring that sites have product when they need it.
Amarex will use WebViewSM as an inventory system to keep track of product supply for each site. With the WebViewSM resupply system, every time a subject is randomized, an accounting of that site’s supplies is evaluated. If the site’s supplies are below a predefined limit, emails will be sent to pre-selected individuals and a request for more product to the site will be initiated and sent to the distribution depot. Follow up emails to the site will be sent until resupply receipt has been confirmed.

This system provides effective, timely, and efficient distribution over the course of your study – ensuring that sites have product when they need it, yet aren’t required to warehouse large quantities of supplies that may not be used.
Meetings and Training

Kick Off Meeting with Innovate

A well-organized project kickoff meeting will set the stage for the project. Early agreement on all aspects of study conduct will guarantee smooth execution.
At the beginning of the project, the Project Manager, Clinical Data Manager, Medical Monitor (if used), and Biostatistician will meet with Innovate and other applicable vendors to review the timelines, activities, tracking outputs, and expectations for the study. Amarex will assist in preparing a meeting agenda to facilitate the discussion of all tasks associated with the conduct of the study and prepare meeting minutes to summarize discussions and agreements reached at the meeting. This kickoff meeting will require about 4 hours and is included in the budget as a one-time event that will occur via teleconference.

Project Meeting With Sponsor

Amarex will send a data manager and statistician to meet in person with the Innovate team in North Carolina on a periodic basis. The initial meeting will be to provide training on the EDC system, and later on to discuss data lock and final analysis. These are anticipated to be 8 hour meetings.

❖

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Data Management
Data Management Team

Amarex will provide an experienced and thoroughly trained data management team for your project.
At the beginning of the project, Amarex will assemble an experienced data management team consisting of a Clinical Data Manager, Clinical Data Coordinator, SAS Programmer, Database Programmer, and Biostatistician.

Following are the tasks that a Clinical Data Manager typically performs:

•	Coordinate and attend all data management team meetings

•	Ensure on time and accurate completion of all data management activities

•	Determine the data management services required for your project and prepare timelines that will be reviewed and mutually agreed upon by Amarex and Innovate.

•	Maintain frequent communications with the Amarex Project Manager, Innovate and other study vendor representatives to report on the status of data management activities.

Amarex has comprehensive data and computer systems that are 21CFR Part 11 Compliant.
The Amarex Data System allows us to process data (either electronically or on paper), conduct data editing checks, generate data queries, tabulate, and document data with extreme efficiency. The Amarex Data System offers an audit trail of WHO made each data change, WHEN the change was made, and WHAT was changed. All Amarex computer systems are Part 11 Compliant.

Amarex utilizes industry-standard relational databases. SQL Server is our preferred platform for clinical databases. We use SAS for edit checks, analyses, graphs, listings, and summary tables output.
Data Management Plan Preparation

A comprehensive Data Management Plan will be drafted for this study. This plan details the project-specific data management procedures to be followed including: data entry instructions, coding conventions, specifications for data review and data editing (data validation specifications) for eCRF data, and externally transmitted data (e.g. central laboratory data).

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EDC

Using EDC, we employ true parallel processing that provides views of accumulating data throughout the trial helping you to make better decisions.	Amarex provides the latest in EDC technology for trial data management.
Reliability The EDC platform is a Microsoft product, and at Amarex clinical researchers (not IT programmers) provide complete support for your EDC system.
Ease of Use - Minimal Training
The EDC platform has an intuitive web based interface, modeled on the most commonly used internet programs, which makes Amarex’s EDC software solution as easy as can be for site staff to quickly master secure trial data entry.
Amarex’s EDC provides an intuitive navigation interface with a hierarchical study tree that gives you the ability to drill down from study, to site, to patient, to visit, to eCRF page. Clicking on different levels of the tree provides summaries and details about each study component.
Flexible task-based workflow in the Administrator’s module provides trial managers with screens to easily define and manage study sites, users, user roles, imports and exports.
Amarex’s EDC provides a robust interface for easily managing the permissions for each user role within the trial. Easily configurable, out-of-the-box task lists for study coordinators, investigators and monitors provide pre-defined lists for each role within the clinical trial process for identifying incomplete CRFs, completed CRFs awaiting signatures, signed CRFs awaiting monitoring, CRFs with action queries, and CRFs with open queries.

Data Capture and Monitoring
Sophisticated trial management features include dynamic visit schedule allocation based upon subject status e.g., Screened, Enrolled, Randomized, etc.). It’s easy to add unplanned eCRFs and Visits by site users. Functionalities such as radio buttons, check boxes, dropdown lists and calendar controls minimize data entry time, and the Date and Time fields even support the use of “Today” and “Now” buttons for data entry efficiency.

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Amarex’s EDC can allow data calculations to be performed immediately, while data is entered into the fields required for calculation, even before the data is saved. This immediate feedback helps to prevent data entry and transcription errors prior to saving. Amarex’s EDC will also automatically trigger dual data validation at the time of entry and at the time of posting to the server.
Regardless of whether edit checks involve a single field, multiple fields, multiple forms, or visits, validation messages can be triggered and alert the user immediately upon its detection. There’s no need to save the form first or to run any batch job to detect even the most complex validation checks.
The built-in messaging and notification subsystem easily triggers internal and external (via any email address) notifications of over 30 key study-related activities such as Enrollment of a Subject, Dropped Subjects, Completion of an AE Form, Opening or Responding to a Query, or Data Export Available.
The data review and signatures feature in Amarex’s EDC includes an out of the box task list for eCRFs awaiting signatures. The system supports a signature password that is different than the login password, and signatures are supported at different levels (single form or group of forms). Permissions for signing eCRFs can be set at the CRF category level. Examples of common configurations include; Signing of any eCRFs restricted to Investigator only and signing of any eCRFs shared between Investigator and Coordinator roles.

Data Monitoring & Cleaning in the platform is fast and efficient. The system supports read-only access for CRAs and Monitors with the ability to monitor and query data. Using the out of the box Task List for Monitoring and Query Management, Data Managers and CRAs can open, respond to, and close a query.
Amarex will work with [***] to prepare specific reports to support [***] in risk-based monitoring. The types of data assessed could be missing data, primary endpoint data, ePRO data, etc. These reports will be programmed and then produced on a monthly basis.
The system provides the ability to easily perform monitoring (source document verification) at the field, page, visit, patient, site, and the study level. Monitors can lock and unlock data from the page level up to the study level and perform monitoring activities across multiple studies and sites through a single sign-on.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Reports Package
Amarex’s EDC contains a robust Standard Reporting Module. A sample of the extensive list of easy to access reports includes: Summary Reports, Project Status Reports, Subject Enrollment Reports, Subject Status Reports, eCRF Status Reports, Open Query Reports, Comments and Queries by eCRF, Security Permissions by Role, Visit Reports, Data Group Specifications and Code List Reports. The system also renders custom standard reports that include AE Reports, Concomitant Medication Reports, Drug Inventory Reports, SAE Reports and MedWatch Forms.

Programming Process
Amarex starts the programming process by preparing mock eCRF screen shots for review by the Sponsor. Once the basic screen shots are approved, Amarex begins the process of programming the EDC platform to support the eCRF. The first round of User Acceptance Testing (UAT) includes review of the programmed eCRF. Following UAT 1, edits are programmed and reviewed in UAT 2. After modifications from UAT 2 are made, a final UAT 3 is conducted to fine tune the system. After UAT 3 the EDC system is ready for production and to go live for use in the trial.

EDC Data Output
Exports are available on demand as SAS Transport Files, CSVs, Tab Delimited and XML. In addition, the latest version of the platform has an SDTM custom output module that allows the study design to create SDTM compliant outputs at the beginning of the study so that getting SDTM during the course of a study is just a push of a button. Other custom outputs are available.
Beyond data exports, a set of standard reports is available and a wizard-driven Ad Hoc reporting tool. Setting up custom reports - even for non-technical users - is a very straightforward process.

Database Cleaning and Query Resolution

Amarex performs data validation checks (edit-check runs) on a periodic basis as scheduled in the Data Management Plan for any edits programmed outside the EDC platform. However, when using EDC, it is assumed that the bulk of the edits will be embedded in the EDC platform. All edit checks that are built into the EDC platform (univariate, multi-variate, cross-form, etc.) all fire immediately once the particular data has been entered (i.e. once the user leaves the input field). Batch edit checks are available, but are used in only rare cases (such as refiring all edits before final lock).

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Database Design, Programming, and Testing

Database Programming and Database Validation
Amarex’s computer system is validated and Part 11 compliant. The clinical database will be built in accordance with Amarex SOPs using a validated relational database. All database building, validation, and testing documentation are available for review.
Edit Check Programming and Validation of Programming
Data validation checks will be programmed in SAS under the direction of the Database Programmer for this project. All programmed edit specifications will be tested and validated.
Database Production

Test Transfers of Electronic Data

Amarex will establish procedures and timelines for data transfer from all Central Labs to ensure accurate collection.
Before study start, it will be important for Amarex to discuss formats of any electronic data to be transmitted by vendors (e.g., central lab data) and to have at least one test transfer of “dummy” data of each type. This will allow us to validate the electronic transmission process and ensure data integrity for subsequent analyses.

External Electronic Data Transfers
External electronic data, as applicable to the project, will be transferred to Amarex on a periodic basis and archived according to specifications in the Sponsor-approved Data Management Plan.
For each transmission of data, checks of subject ID and relevant demographic fields will be conducted versus monitored CRFs to ensure proper identification and verification of each data point.
Data Cleaning and Query Resolution

Amarex will perform data validation checks (edit-check runs) on a periodic basis as scheduled in the Data Management Plan. Amarex will program and run edit checks external to the EDC that are typically not available through EDC vendor systems. Data queries will be generated from discrepancies detected during each edit-

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check run of the monitored CRF. All queries will be automatically logged and individually tracked until query resolution. All changes to submitted CRFs will require Investigator sign off. Finalized Data Clarification Forms (DCF) will be filed with and considered part of the CRF, providing a paper trail of changes to the originally-submitted CRF.
In the event that a CRA notes a data discrepancy on a previously submitted CRF while at the study site, an electronic “Monitor’s Query Form” will be used to correct the data point and will be signed by the Investigator.
As part of the Data Management Plan, data conventions will be established to correct self-evident errors in the CRFs, thereby avoiding needless querying of the site for these small changes. Prior to final data lock, a list of self-evident changes for each subject will be provided to the Investigator for concurrence and sign-off.
Database Lock

Steps to database lock in preparation for interim and/or final analyses include:

•	Check that all eCRFs have been completed, monitored and signed.

•	Conduct final programmed edit checks for data logic and consistency. All remaining queries resolved.

•	Conduct final manual edit checks for logic and consistency. All remaining queries resolved.

•	Final verification and client approval of all AE coding.

•	Final verification and client approval of all medication coding.

•	Final SAE reconciliation between the clinical and safety database.

•	Final database QC.

•	Final update of draft data listings provided to client for review and approval.
After Sponsor approval to lock, database lock is accomplished by removing write-access to the data.

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Final Database Quality Control

Amarex will conduct an audit of the analysis data versus eCRF and resolved data queries in order to ensure that all analyzed data accurately portray the site-submitted, Investigator-approved subject data.

Information Technology

All Amarex systems are in compliance with 21CFR 11 and preserve integrity of electronic records.
All systems are setup and tested in compliance to 21 Code of Federal Regulations (CFR), Section 11 and FDA’s 1999 and 2004 Guidance for Computerized Systems Used in Clinical Trials (CSUCT). Amarex’s computer server room is climate controlled with anti-static flooring and secured with a keypad and combination door lock. Access to the room is limited to Amarex’s IT staff. Equipment includes high-density filing systems located in a fire-protected document storage room that is secured by a keypad combination door. All original study-related documents and Case Report Forms will be stored here.

Amarex employs a secure, wide-area network with direct Internet access. Amarex’s network is client/server based and is driven by the Microsoft Windows Server System running on Dell PowerEdge series servers. High availability and redundancy features include RAID 1 and 5 hard disk subsystems, gigabit network adaptor teaming, and primary and secondary power supplies. All servers and network equipments are connected to UPS (Uninterruptible Power Supplies) in the event of brown or black outs.
Database Backup Procedures
Amarex performs daily backups on all of our servers and databases. These backups are stored in a secure offsite facility. Additionally, monthly full backups are performed and sent offsite to a secure storage facility where they are held indefinitely. All backups are periodically tested to ensure that they are working correctly. In addition, data integrity is maintained using frequently updated virus checks.
Disaster Recovery
Amarex has a detailed disaster recovery plan which includes a cold place to reestablish the company data/operational information

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within 24 hours. As part of this plan, data is backed up, put on tape, and stored in an offsite secure storage facility. In the event of a disaster, Amarex would retrieve the tapes from the offsite storage facility and load the applications and data on new computers.

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Biostatistics
Template Design for
Tables, Listings, and Graphs

Production of validated graphs render a reader-friendly report, resulting in “understandability” and fewer FDA questions during review.
As soon as the SAP is approved, Amarex will begin designing the templates for data summary tables, data listings, and graphs to be used in interim analyses, the final report and/or for safety monitoring committees. All data summary tables, data listings, and graphs will be programmed in SAS and validated by a second statistician/programmer before finalization.

•	Interim Analysis – Amarex estimates that the following will be prepared for the interim analysis:

•	[***] unique and [***] replicate tables

•	[***] unique and [***] replicate listings

•
Analysis Datasets – Amarex will create SAS datasets using SAS programs, and the data conversion process will be validated. These SAS validated datasets will be sent to Innovate after the study is completed.

•	Final Analysis – Amarex estimates that the following will be prepared for the final analysis:

•	[***] unique and [***] replicate tables

•	[***] unique and [***] replicate listings

•	[***] unique and [***] replicate graphs
There will be a quality assurance review of all data displays prior to transfer to Innovate.
Programming and Validation of All Analyses

Full programming and validation will be performed using on-going study data during the active life of the trial. All quality control documentation will be provided to Innovate upon request.
Perform Final Statistical Analysis

Once the database has been locked, the final statistical analysis will be completed for inclusion in the CSR.
Following database lock for the interim and final analyses, tables and listings, including all statistical analyses, will be generated. Statistical conclusions and the statistical sections for the Clinical Study Report will be provided to the Medical Writer for inclusion in the Clinical Study Reports.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Randomization/Stratification

Amarex’s WebViewSM provides superior enrollment/ randomization usability over conventional IVRS systems.
In order to facilitate enrollment, we suggest that the use of WebViewSM for online randomization/stratification. The use of the WebViewSM central randomization system provides many advantages over telephone-based Interactive Voice Recognition Systems (IVRS) or envelope/fax-based systems. These advantages include:

•	A computerized enrollment/randomization/stratification procedure that is fully validated and 21 CFR, Part 11 compliant.

•	24-hour, rapid, and secure access to enrollment/ randomization/stratification data.

•
User-friendly screens for entry of enrollment and/or randomization/stratification data. Entry of these data is much like ordering products on-line through the Web, which negates the need for tedious, often frustrating, and time-consuming verbal confirmation and verification prompts that are standard to telephone-based randomization systems.

•	Ability to instantly review (revise if needed) and print the enrollment/randomization/stratification confirmation.

•
Availability of real-time notification and real-time access to site-specific subject accrual numbers, as well as preliminary demographics of the subject population (or any other subject- or site-specific data desired by Innovate) through WebViewSM Status Reports.

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Figure 1 provides an example screen into which site personnel enter subject data for randomization into an open-label trial.
Figure 1. Example WebViewSM Randomization Entry Screen

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Figure 2 provides an example randomization confirmation screen.
Figure 2. Example Randomization Authorization Screen (Open Label)

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Figure 3 provides an example e-mail that is sent simultaneously to Innovate-specified recipients, with information regarding enrollment/randomization.
Figure 3. Example WebViewSM Randomization Notification
Please note that all of these screens and the e-mail notification are fully customizable for the Sponsor.

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Safety
Serious Adverse Event Start Up and Tracking System Set Up

Amarex will set up a tracking system and adhere to standard policies and procedures to handle SAEs.
Amarex will begin the pharmacovigilance for each study by reviewing current SOPs in order to ensure compliance to current regulatory standards and protocol requirements. Amarex will set up a secure Serious Adverse Event (SAE) tracking system for this study in OpenClinica. [***] will be the main contact for site discussions on all SAEs. All SAEs will be followed to resolution or stabilization. A Safety Management plan will be prepared that will have two main objectives: 1) provide information on SAE Reporting, and 2) describe the frequency and types of safety table and listing outputs that will be provided. Safety tables and listings for aggregate safety will be prepared on a quarterly basis for review by Amarex, Innovate, and [***]. Amarex will also run a set for inclusion in the annual report/DSUR.

SAE Receipt, Processing,
Evaluation, and Reporting

SAEs and non-serious adverse events are reported immediately to Amarex.
Amarex will design a SAE reporting form and prepare a protocol-specific SAE Reporting Plan (part of the Safety Management Plan). Each Principal Investigator and his/her staff will be instructed to immediately report any SAEs or any non-serious adverse event that requires withdrawal from the study through OpenClinica. Sites will report all SAEs with supportive documents according to the SAE plan. Sites will be provided with an [***] toll-free telephone number for access to the Medical Monitor. Amarex will work through [***] and EDC queries to collect relevant necessary safety information not already provided by the site in the initial reporting, and will setup a safety exchange agreement with [***] for this purpose. [***] will be responsible for interfacing with the sites.

The Safety Monitor will ensure that each event is recorded properly and reported.
We will review each SAE and forward its findings to Innovate to determine the appropriate interval of reporting. Amarex will notify Innovate of all SAEs within 1 day of receiving an initial report from a study site.

Amarex will receive the Investigator’s initial report of the SAE, and then all follow-up information will come through [***]. Each event will be assigned a unique number and will be stored in a separate folder. The Amarex lead Safety Monitor will review each event and prepare a narrative for all SAEs. The event will be closed when all source documents have been received, reviewed, evaluated, and final narrative approved.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CIOMS reports will be prepared by the Amarex Safety Department for all expedited events, and forwarded to Innovate within one working day for triage of reporting status. SAE queries will be issued through the EDC or forwarded to the [***] CRA for resolution with site personnel. SUSAR letters will be prepared by Amarex for expedited events, and sent to the sites.
Medical Coding
(AEs and Concomitant Medications)

Amarex will use MedDRA and WHO Drug coding dictionaries unless otherwise directed by Innovate.
Amarex generally codes adverse events using the MedDRA version specified by the Sponsor (other adverse event coding dictionaries are also available). Coding will be performed to all MedDRA levels. Auto-encoding will be reviewed by the Amarex Medical Monitor for consistency according to the Data Management Plan, and coding reports will be forwarded to Innovate for approval. Coding for concomitant medications is usually done according to WHO Drug ATC levels. However, Amarex can code concomitant medications using a client-specified dictionary and auto-encoder. Processing and review of medication coding follows the same procedure as for AE coding review. Innovate is responsible for their licensing obligations with MedDRA and WHO Drug.

Data Safety & Monitoring Board (DSMB)

DSMB Formation

Amarex will organize and assemble the DSMB for the Innovate study.
Amarex will organize and assemble the DSMB for the Innovate study and will be responsible for the drafting and development of the written DSMB Charter (which will provide guidance to the DSMB), meeting organization, written data report to the DSMB, meeting agenda, and meeting minutes. The DSMB chairman of the committee, prior to the first meeting, will approve the DSMB Charter. Amarex will work with Innovate to identify three voting members to participate in the meetings. One will be the chair, one will be a medical person, and the third will be a blinded statistician.

DSMB Meeting Organization
Amarex will organize all DSMB meetings. The DSMB will meet via teleconference and will include the following activities:

•	The committee will review all safety information (in blinded fashion, if appropriate to the study, and unblinded only as deemed necessary by the DSMB chairman).

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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•	Amarex will record minutes of the meeting and prepare appropriate follow up documentation, according to the approved DSMB Charter.

•	Amarex will assist the DSMB chairman in the distribution of committee recommendations, according to the approved Charter.
The first meeting of the DSMB will be to review the Charter and planned analyses for the next meeting where the actual data will be reviewed.
Program Tables and Listings for DSMB
Amarex will program all tables and listings per the SAP for the interim analysis. Amarex has assumed that [***] unique tables and [***] replicate tables, and [***] unique listings and [***] replicate listings will be required based on the current SAP. Amarex will prepare a statistical report from these analyses, which will be shared with the DSMB members. The Amarex un-blinded Biostatistician will prepare and distribute all data for the DSMB.

❖

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Proposed Amarex Direct Services Budget
(US Dollars)

AMAREX DIRECT SERVICES FEES
Bid ID	Service	Unit Description	Unit Cost $	No. Units	Total Cost $	Category Total $
B	PROJECT MANAGEMENT
Meetings, Training, and Study Start Up
10	Prepare for and Participate in Kick-off Meeting (Telecon) & Study Start-Up	per protocol	[***]	[***]	[***]
Communication and Tracking
16	Coordinate Amarex's Internal Project Team	per month	[***]	[***]	[***]
17	Communicate with Sponsor (includes standard teleconferences with activities reports, emails, faxes)	per month	[***]	[***]	[***]
19	Tracking Systems Setup	fixed fee	[***]	[***]	[***]	[***]
D	PRODUCT MANAGEMENT
50
Set up of WebView product supply tracking and email alert system. Track drug shipments to sites, supply depots, auto-email requests for resupply based on randomization. Require acknowledgement email from supply depot.
		per project	[***]	[***]	[***]
51	Maintenance for WebView Product Resupply and Tracking	per month	[***]	[***]	[***]	[***]
E	DATA MANAGEMENT SERVICES
Data Management
56	Develop Data Management Plan	per project	[***]	[***]	[***]
64	Standard Data Cleaning (Run edit checks; generate, process, and track data queries)	per query	[***]	[***]	[***]
Data Operations
76	Develop Edit Specifications	per project	[***]	[***]	[***]
77	Program Edit Checks	per edit check	[***]	[***]	[***]
79	Set Up SAS Data Transfer [***]	fixed cost/per lab-vendor	[***]	[***]	[***]
80	Receive, Load, and Reconcile Clean SAS Data [***]	per transfer/per lab-vendor	[***]	[***]	[***]
81	Set Up Transfer of Final SAS Data to Sponsor (in Amarex's format)	per dataset	[***]	[***]	[***]
82	Perform Data Transfer to Sponsor (Including export of final SAS Analysis Datasets)	per transfer	[***]	[***]	[***]
139	Set Up of Coding System to Code AEs and Medications and Prepare Medical Coding Plan	fixed cost	[***]	[***]	[***]
140	Code Adverse Events and Medications (Using MedDRA and WHO Drug ATC Level)	per term	[***]	[***]	[***]
EDC Support
85	Conduct Electronic Data Capture Site Training by WebEx	per training	[***]	[***]	[***]
86	Prepare EDC Manual and Completion Instructions (includes up to 1 round of edits)	per manual	[***]	[***]	[***]
87	Prepare User Acceptance Testing (UAT) Management Plan	per document	[***]	[***]	[***]
88	Conduct QC of EDC Database	per subject enrolled	[***]	[***]	[***]
89	Provide Electronic Data Capture Help Desk	per month	[***]	[***]	[***]	[***]
EDC PROGRAMMING
91	Development of CRF Screen Shots	per unique page	[***]	[***]	[***]
92	EDC Programming (Initiation)	per study	[***]	[***]	[***]
93	EDC Programming (UAT 1)	per study	[***]	[***]	[***]
94	EDC Programming (System Activation)	per study	[***]	[***]	[***]
95	EDC Maintenance	per month	[***]	[***]	[***]	[***]
G	SAFETY
126	SAE Start Up	fixed fee	[***]	[***]	[***]
127	Prepare and Implement Safety Management Plan [***]	per plan	[***]	[***]	[***]
128	Set Up EDC SAE Reporting Module	per project	[***]	[***]	[***]
129	Quarterly and Annual Aggregate Safety Tables and Listings	per project	[***]	[***]	[***]
130	Receive, Process, Evaluate, Prepare Narrative, and Report SAEs (CIOMS)	per event	[***]	[***]	[***]
134	Prepare and Distribute SUSAR Letters to Sites	per reportable event	[***]	[***]	[***]
135	Append Historical SAEs to Safety System	per SAE	[***]	[***]	[***]
189	Prepare Subject Narratives for CSR	per narrative	[***]	[***]	[***]	[***]

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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AMAREX DIRECT SERVICES FEES
Bid ID	Service	Unit Description	Unit Cost $	No. Units	Total Cost $	Category Total $
H	DATA SAFETY MONITORING BOARD (DSMB)
142	Establish and Manage 3-Member DSMB	fixed cost	[***]	[***]	[***]
143	Develop DSMB Charter (includes up to 1 round of edits)	per project	[***]	[***]	[***]
144	Organize, Conduct and Participate in DSMB Meetings	per meeting	[***]	[***]	[***]	[***]
I	RANDOMIZATION AND ENROLLMENT
155	Develop WebView Enrollment/Randomization/Stratification Module [***]	per project	[***]	[***]	[***]
156	Generate WebView Randomization/Stratification Code and Plan	per project	[***]	[***]	[***]
157	Conduct WebView Enrollment/Randomization/Stratification Maintenance (including ongoing cross-checking randomization/ stratification on a monthly basis)	per month	[***]	[***]	[***]	[***]
J	BIOSTATISTICS
162	Program Tables [***]	per unique table	[***]	[***]	[***]
163	Program Tables [***]	per replicate table	[***]	[***]	[***]
164	Program Listings [***]	per unique listing	[***]	[***]	[***]
165	Program Listings [***]	per replicate listing	[***]	[***]	[***]
168	Program Tables for Final Analysis (unique tables)	per unique table	[***]	[***]	[***]
169	Program Tables for Final Analysis (replicate tables)	per replicate table	[***]	[***]	[***]
170	Program Listings for Final Analysis (unique listings)	per unique listing	[***]	[***]	[***]
171	Program Listings for Final Analysis (replicate listings)	per replicate listing	[***]	[***]	[***]
172	Program Graphs for Final Analysis (unique graph)	per unique graph	[***]	[***]	[***]
173	Program Graphs for Final Analysis (replicate graph)	per replicate graph	[***]	[***]	[***]
174	Conduct QC Audit of Stats	per lock	[***]	[***]	[***]
175	Production and Review of Tables, Listings, and Graphs [***](per unique display)	per unique display	[***]	[***]	[***]
176	Production and Review of Tables, Listings, and Graphs [***] (per replicate display)	per replicate display	[***]	[***]	[***]
177	Production and Review of Tables, Listings, and Graphs for Final Analysis (per unique display)	per unique display	[***]	[***]	[***]
178	Production and Review of Tables, Listings, and Graphs for Final Analysis (per replicate display)	per replicate display	[***]	[***]	[***]
179	Prepare Statistical Report (includes up to 1 round of edits and Report for DSMB) First report for DSMB, Second for Final CSR	per report	[***]	[***]	[***]
Other
181	Convert Trial Data to CDISC (ADaM or SDTM)	per type	[***]	[***]	[***]
182	QA CDISC Data Conversion	per type	[***]	[***]	[***]
184	Prepare Program for Risk-Based Monitoring	per data type	[***]	[***]	[***]
185	Run Risk-Based Programs	per program per month	[***]	[***]	[***]	[***]

	TOTAL OF ACTIVITY-BASED COSTING				[***]

	EXECUTIVE DISCOUNT ( [***]%)				[***]

	TOTAL WITH DISCOUNT				$1,067,819.48

The unit costs provided in the budget are discounted according to certain economies of scale. A reduction of tasks or units could result in higher unit costs for remaining tasks or units. Additional units in excess of those planned above will be billed at the same unit rate as shown above.
Amarex budgets services by ‘tasks’ as opposed to by hours. Each task has a fixed unit price associated with it and an estimated number of units proposed for the project. Please examine the estimated number of units for each task carefully to make sure they agree with your expectation. Amarex reserves the right to increase its rates on an annual basis. This increase will not exceed [***]% per year.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Optional Services

OPTIONAL SERVICES
Bid ID	Service	Unit Description	Unit Cost $	No. Units	Total Cost $	Category Total $
13	Attend Project Meetings at Sponsor Office Upon Request (includes travel time)	per person / per day	[***]	[***]	[***]	[***]

Optional services will be performed upon request. The [***]% discount will also apply to Optional Services if they are requested.

Estimated Pass-Through Costs
(US Dollars)

ESTIMATED PASS THROUGH COSTS
Bid ID	Service	Unit Description	Unit Cost $	No. Units	Total Cost $	Category Total $
A	TRAVEL AND MEETINGS
Meetings-Amarex's Personnel
6	Travel Expenses for Meetings at Sponsor Office, if requested by Sponsor	per person	[***]	[***]	[***]	[***]
F	PRINTING & ASSEMBLY OF STUDY MATERIALS
36	Miscellaneous Printing/Copying	per month	[***]	[***]	[***]	[***]
G	SHIPPING COSTS (CRFs, Study Binders, etc.)
39	Overnight delivery (UPS/FedEx)	per month	[***]	[***]	[***]	[***]
I	MISCELLANEOUS
48	DSMB Honorarium	per person per meeting	[***]	[***]	[***]
51	Ad Hoc Electronic Data Transfers Over 12MB, if requested by Sponsor	per transfer	[***]	[***]	[***]
52	WebEx Host Line Fee, if requested by Sponsor	per usage	[***]	[***]	[***]	[***]

	TOTAL OF ESTIMATED PASS THROUGHS				[***]

Budget notes: Items 6, 51, 52, will only be used if requested by Innovate.

Pass-through expenses, such as: approved travel, document shipping and printing, and other project related out-of-pocket expenses incurred by Amarex in the conduct of the study will be invoiced to Innovate at the actual cost plus [***]% to cover administrative services required to process the expenses. These expenses will be supported by acceptable documentation or actual receipts.

❖

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Payment Schedule and Terms
Payment Schedule for Services

The payment terms and obligations for the services outlined in this proposal are as follows:

Payment Description	Percentage Due	Amount
Execution of Project Work Order	[***]%	$[***]
Monthly Unit-Based Billing	Balance Due	$[***]
TOTAL		$1,067,819.48

The Execution payment will be credited back to Innovate as a credit to monthly invoices in [***] installments. The first credit of $[***] will be applied when the total amount billed for services reaches $[***]. The second credit of $[***] will be applied when the total amount billed for services reaches $[***]. The third credit of $[***] will be applied when the total amount billed for services reaches $[***].

Payment Schedule for Pass-Through Expenses

Pass-through expenses such as approved travel, document shipping and printing, and other reasonable expenses will be invoiced to Innovate at cost plus [***]%. These expenses will be supported by acceptable documentation or actual receipts and will be invoiced on a monthly basis.
Payment Terms

•	Payments are due 30 days after delivery of an invoice.

•	Late payment fee: 1% per month interest on all past due, unpaid balances.

•	Payments will be made out to: Amarex Clinical Research, LLC

•	Tax ID: [***]

•	Payments will be sent to:
Kazem Kazempour, President and CEO (Member)
Amarex Clinical Research, LLC
20201 Century Boulevard, Suite 450
Germantown, MD 20874
Phone (301) 528-7000
Or

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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•	Payments will be wire transferred to the Amarex Clinical Research, LLC bank account at:
[***]
Type of Acct:  Checking
Acct. No.: [***]
Wire Routing No.:  [***]
SWIFT Code: [***]
Bank Address:
[***]
[***]
Phone: [***]

❖

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Agreement in Principle
SIR/MADAM:
This Letter sets forth our mutual understanding and Agreement in Principle pursuant to which Innovate Biopharmaceuticals, Inc. (hereunder referred to as “Company“) authorizes Amarex Clinical Research, LLC, a for-profit Maryland limited liability company (hereunder referred to as “Amarex”) to commence certain works (herein referred to as “Services”) for the Celiac Trial (the “Project”) as outlined in this Proposal dated August 3, 2018 (the “Effective Date”) and based on terms, items and budget presented herein below, prior to the signing of a definitive agreement that is currently being negotiated between the parties.

The signatures below indicate the existence of this Agreement in Principle between the parties whereby Amarex will perform the Services until a definitive agreement is reached and signed between the parties. This Agreement in Principle is not a substitute for the definitive agreement and will expire upon signing of said definitive agreement. The definitive agreements with respect to the Services contemplated hereby will contain mutually agreeable provisions, representations, warranties, and any other appropriate and customary terms and conditions.
The purpose of this Agreement in Principle is to authorize commencement of work on the Project with the understanding that the definitive agreement shall be executed in the future. Upon acceptance of the Agreement in Principle by Amarex and Company, the Company shall remit to Amarex the sum of U.S. $[***] ([***]% of the projected contract budget) to be used for commencement of work on the Project. However, if the Project is terminated before a definitive agreement is executed by the parties, then the said sum paid on acceptance of this Agreement in Principle, minus all verifiable and documented expenses incurred by Amarex prior to such termination, shall be refunded to Company.
Company shall have the right to terminate this Agreement in Principle, with or without cause, upon written notice to Amarex. In the event that Company decides to terminate Services under this Agreement in Principle, Amarex shall not undertake any further work, except as agreed to by Amarex and Company, or incur any additional expenses, or enter into further commitments with third parties in regard to this Agreement in Principle after receiving notice of termination from Company. Upon submission of reasonable documentation to Company, Amarex shall be entitled to receive payment for all work actually performed, for all verifiable out-of-pocket expenses incurred, and for non-cancellable commitments actually entered into with regard to this Agreement in Principle. If the amount that Company has previously paid to Amarex exceeds the amount that Amarex is actually owed, Amarex shall reimburse the balance to Company within 60 days of receipt of the notice of termination. Nothing in this paragraph shall affect Company’s rights in the event of failure by Amarex to perform its obligations under this Agreement in Principle.

This Letter shall be governed by, and construed in accordance with, the laws of the State of Maryland.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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If the terms of the foregoing meet with your approval, please indicate your acceptance by signing two copies of this Agreement in Principle and returning both to the undersigned for counter-signature.

Peter Frantz, MS, MBA
Vice President, Business Operations
Amarex Clinical Research, LLC
20201 Century Boulevard, Suite 450
Germantown, MD 20874
Phone (301) 528-7000

ACKNOWLEDGED, ACCEPTED, AND AGREED TO:

For and on behalf of Innovate Biopharmaceuticals, Inc.:		For and on behalf of Amarex Clinical Research, LLC:
Print Name:	Christopher Prior	Print Name:	Kazem Kazempour
Signature:	/s/ Christopher Prior	Signature:	/s/ Kazem Kazempour
Title:	Chief Executive Officer	Title:	President and CEO (Member)
Date:	August 15, 2018	Date:	20 Aug 18

Amarex's Response to Innovate's Request for Proposal    8/3/18
Amarex Clinical Research, LLC Confidential and Proprietary Information    Page 36